BY-LAWS

                                       OF
                                 Edumedia, Inc.

                            Adopted OCTOBER 30, 1995

                                    ARTICLE I
                                     OFFICES

         1. Registered Office and Agent. -- The registered office of the Corporation in the State of New Jersey is at 110 Roosevelt Boulevard, Marmora, NJ

14A:4-1

         The registered agent of the Corporation at such office is John Daglis.

         2. Principal Place of Business. -- The principal place of business of the Corporation is

         110 Roosevelt Boulevard, Marmora, New Jersey .08223.

         3. Other Places of Business. -- Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                                  SHAREHOLDERS

14A:5-2           1. Annual Meeting. -- The annual meeting of shareholders shall be held upon not less than  tennor  more than  sixty  days  written
14A:5-4(1)   notice of the time,  place,  and  purposes  of the meeting at 10:00
             o'clock a .m. on the first Monday of the month of January of each year at 110 Roosevelt Boulevard, Marmora New Jersey 08223. or at such other time and place as shall be specified in the notice of
14A:5-1      meeting,  in order to  elect  directors  and  transact  such  other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

14A:5-3           2. Special Meetings.  -- A special meeting of shareholders may be called for any purpose by the president or the Board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

14A:5-6(1)        3. Action Without Meeting. -- The shareholders may act without a meeting by written consent in accordance  with N.J.S.A.  14A:5-6.

             Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets.

14A:5-9(1)   4.  Quorum.  -- The  presence at a meeting in person or by proxy of the holders of shares entitled to cast majority of the votes shall constitute a quorum.

                                   ARTICLE III
                               BOARD OF DIRECTORS

14A:6-2           1. Number and Term of Office. -- The Board shall consist of no more than three (3) and no less than one (1) members. The precise 14A:6-3 number shall be set by the directors or by the shareholders at each annual meeting before the election of directors. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been elected and qualified.

14A:6-10(2)       2. Regular  Meetings.  -- A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

14A:6-10(2)       3. Special  Meetinq.  -- A special meeting of the Board may be called at any time by the president or by directors for any purpose. Such meetings shall be held upon five (5) days notice if given orally, (either by telephone or in person,) or by telegraph, or by five (5) days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

14A:6-7.1(5)      4. Action  Without  Meeting.  --  The Board may act  without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

14A:6-7.1(3)      5. Quorum.  -- Majority of the entire Board shall constitute a quorum for the transaction of business.

14A:6-5           6. Vacancies  in Board of  Directors.  --  Any  vacancy in the
             Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

14A:6-6           7. Removal of  Directors.  --  Any director may be removed for
             cause,   or  without  cause  unless   otherwise   provided  in  the
             certificate of incorporation, by a majority vote of shareholders.

14A:6-10(3)       8. Presence at Meetings.  -- Where  appropriate  communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

                                   ARTICLE IV
                                WAIVERS OF NOTICE

14A:5-5(1)        Any notice  required by these by-laws,  by the  certificate of
14A:6-10(2)  incorporation, or by the New Jersey Business Corporation Act may be
             waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                    ARTICLE V
                                    OFFICERS

14A:6-15(1)       1. Election.  -- At its regular  meeting  following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers,
14A:6-15(2)  including one or more vice presidents,  as it shall deem necessary.
             One person may hold two or more offices.

14A:6-15(4)       2. Duties and Authority of President.  -- The president  shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

14A:6-15(4)       3. Duties and Authority of Vice President.  The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

14A:6-15(4)       4. Duties and Authority of  Treasurer.--  The treasurer  shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

14A:6-15(4)       5. Duties and Authority of Secretary.  -- The secretary  shall cause notices of all meetings to be served as prescribed in these by laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

14A:6-16          6. Removal and Resignation of officers:

                     Filling of Vacancies.

             A. Any officer elected b the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

             B. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

             C. Any vacancy occurring among the officers, however caused, shall be filled by the board.

                                   ARTICLE VI

                      AMENDMENTS TO AND EFFECT OF BY-LAWS;

                                   FISCAL YEAR

                  1. Force and Effect of By-Laws. -- These bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these bylaws is inconsistent with a provision in the Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

                  2. Wherever in these by-laws  references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation. -

14A:2-9(1)        3. Amendments  to By-laws.   -- These  by-laws may be altered,
             amended, or repealed by the shareholders or the board. Any by-law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

                  4. Fiscal Year.  -- The fiscal year of the  Corporation  shall begin on the first day of January of each year.